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                             F O L E Y  &  L A R D N E R

                            A T T O R N E Y S  A T  L A W

CHICAGO                            FIRSTAR CENTER                    SAN DIEGO
JACKSONVILLE                 777 EAST WISCONSIN AVENUE           SAN FRANCISCO
LOS ANGELES                MILWAUKEE, WISCONSIN 53202-5367         TALLAHASSEE
MADISON                       TELEPHONE (414) 271-2400                   TAMPA
ORLANDO                       FACSIMILE (414) 297-4900        WASHINGTON, D.C.
SACRAMENTO                                                     WEST PALM BEACH
                                 WRITER'S DIRECT LINE



                                    July 11, 1996




Interstate Power Company
(a Wisconsin corporation)
1000 Main Street
Dubuque, Iowa  52001

Ladies and Gentlemen:

         We have acted as Wisconsin counsel for Interstate Power Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Joint Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 761,381 shares (designated in various series) of preferred stock, $50 par value, of the Company (the "Preferred Stock") which may be issued by the Company in connection with the mergers (the "Mergers") contemplated by that certain Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among WPL Holdings, Inc., a Wisconsin corporation ("WPLH"), IES Industries Inc., an Iowa corporation, Interstate Power Company, a Delaware corporation and the parent corporation of the Company ("IPC"), WPLH Acquisition Co., a Wisconsin corporation and a wholly-owned subsidiary of WPLH ("Acquisition"), and the Company.

         In connection with our representation, we have examined: (a) the Registration Statement, including the Joint Proxy Statement/Prospectus; (b) the Articles of Incorporation and By-Laws of the Company, as amended to date; (c) the terms of the proposed Restated Articles of Incorporation of the Company providing for, among other things, a proposed amendment to the Articles of Incorporation of the Company creating a class of Preferred Stock and various series thereof, including the rights, preferences and limitations of such series of Preferred Stock; (d) the Merger Agreement; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

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Interstate Power Company
July 11, 1996
Page 2


         1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

         2. Subject to approval of the Merger Agreement (including the transactions contemplated thereby) and the Restated Articles of Incorporation by the sole shareholder of the Company, as well as the filing in Wisconsin of such Restated Articles of Incorporation in substantially the form as filed as an exhibit to the Registration Statement, the shares of Preferred Stock subject to issuance in the Mergers, when issued pursuant to the provisions of the Merger Agreement and in the manner as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus which is to be filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement.

                                  Very truly yours,



                                  FOLEY & LARDNER